Exhibit 99.1

PRESS RELEASE

Open Text Reports First Quarter 2006 Financial Results

Waterloo, ON – November 3, 2005 – Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), the leading independent provider of Enterprise Content Management (ECM) software, today announced unaudited financial results for its first quarter of fiscal 2006, ended September 30, 2005.

Total revenue for the first quarter of fiscal 2006 was $92.6 million (1), compared to $85.6 million for the same period last year. License revenue in the first quarter of fiscal 2006 was $24.9 million, compared to $23.9 million for the same period last year. Revenue was broadly based, with 50% from North America, 45% derived from Europe and 5% from the Middle East and Asia.

Adjusted net income in the first quarter of fiscal 2006 was $6.3 million or $0.13 per share on a diluted basis, compared to $3.9 million or $0.07 per share on a diluted basis for the same period last year. (2)

Beginning July 1, 2005, Open Text adopted Financial Accounting Standard No. 123R, “Share-based payment” with respect to the expensing of share-based compensation. The U.S. generally accepted accounting principles (“US GAAP”) net income figure reported today is inclusive of share-based compensation expense of $1.4 million or approximately $0.03 per share on a diluted basis.

During the first quarter of fiscal 2006 the Company took a pre-tax restructuring charge of $18.1 million.

Net loss in accordance with US GAAP for the first quarter was $12.9 million or $0.27 per share on a diluted basis compared to a loss of $1.0 million or $0.02 per share on a diluted basis in the same period last year.

Operating cash flow in the first quarter of fiscal 2006 was $0.3 million, compared to $5.1 million in the same period last year. Accounts receivable as of September 30, 2005 was $73.6 million, compared to $66.1 million at the same time last year. Days Sales Outstanding (DSO) was 71 days in the first quarter of fiscal 2006, compared to 70 days in the same period last year. Deferred revenue was $68.4 million in the first quarter of fiscal 2006, compared to $64.3 million at the same time last year.

At the end of the first quarter of fiscal 2006, the Company had $68.1 million in cash and cash equivalents. Open Text has no debt.

“Meeting our profitability goals is my key objective, and our restructuring program has put us on track to meet these goals,” said John Shackleton, President and CEO of Open Text.

Guidance

For the second quarter of fiscal 2006 ending December 31, 2005, the Company estimates revenue will be in the range of $103 million to $113 million with adjusted EPS on a diluted basis of approximately $0.21 to $0.32. (3)

On September 8, 2005, the Company announced that it would take a pre-tax restructuring charge of $25 million to $30 million of which approximately $18 million was recognized in the first fiscal quarter of 2006. The Company expects to recognize the remainder of the restructuring charge during its second fiscal quarter of 2006.

Open Text’s actual results for future periods, including any charges taken, may vary from the guidance presented and such variations may be material. Please see the Safe Harbor language below and note (3) for information on the risks and uncertainties that may cause such variations.

Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on November 3, 2005 at 5:00 p.m. ET to discuss final financial results for its first quarter of fiscal 2006. To access the call, dial 416-640-1907.

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning November 3, 2005 at 7:00 p.m. ET through 11:59 p.m. on November 17, 2005 and can be accessed by dialing 416-640-1917 and using pass code # 21156960.

For more information or to listen to the call via Web cast, please use the following link:

http://www.opentext.com/events/event.html?id=5431388

About Open Text

Open Text™ is the leading independent provider of Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Today, the Company supports almost 20 million seats across 13,000 deployments in 114 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com.

# # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995—Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Forward-looking statements relate to, among other things, the future performance, financial and otherwise, of Open Text, the ability of the Company to streamline its organization and the effectiveness of any cost reduction activities or any restructuring, the ability of the Company to bring new products to market and increase its profits, the Company’s growth and profitability prospects, or ability to meet its profitability goals, the potential for growth in and the drivers of growth in the ECM market, the Company’s position in the market and future opportunities therein, the success of any of the Company’s go-to-market strategies, the Company’s ability to execute any key initiatives, and the benefits of the Company’s products to be realized by customers. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, among others, the failure to develop new products, risks involved in fluctuations in currency exchange rates, delays in purchasing decisions of customers, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2005. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1) All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or EPS presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (loss), share-based compensation expense and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management internally evaluates the performance of the Company’s business. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, other income/expense and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a better indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. In view of this, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this release. The following charts provide reconciliation (unaudited) of US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the fiscal quarters ended September 30, 2005 and 2004:

	Three months ended September 30, 2005	Three months ended September 30, 2004
GAAP based “Net Income”	($12.9)	($1.0)
Amortization of intangibles	6.9	5.4
Special Charges	18.1	—
Share-based compensation expense	1.4	—
Other expense	0.5	1.0
Tax Impact on Above	(7.7)	(1.5)
Non-GAAP based “Adjusted Net Income”	$6.3	$3.9

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS for the fiscal quarters ended September 30, 2005 and 2004; EPS has been calculated on a diluted basis:

	Three months ended September 30, 2005	Three months ended September 30, 2004
GAAP based “Net Income”	($0.27)	($0.02)
Amortization of intangibles	0.14	0.10
Special Charges	0.37	—
Share-based compensation expense	0.03	—
Other expense	0.01	0.02
Tax Impact on Above	(0.15)	(0.03)
Non-GAAP based “Adjusted Net Income”	$0.13	$0.07

(3) The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, and adjusted EPS in accordance with GAAP and (b) the assumptions referred to in note (2).

The following assumptions of Company management are an integral part of the guidance presented for the quarter ending December 31, 2005. Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material.

(a) The guidance assumes a fully diluted weighted average number of shares for the quarter ended December 31, 2005 of approximately 50 million shares.

(b) Income taxes are assumed in the low 30% range on a U.S GAAP net income basis.

(c) Assumptions have been made concerning revenue growth and income tax rates that will be in effect and which may change depending upon both the timing and jurisdiction of future revenues.

(d) The guidance assumes no fluctuation in currency exchange rates.

(e) The guidance does not include share-based compensation expense.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Schwartz

Director, Investor Relations

Open Text Corporation

+1-617-378-3369

aschwart@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share data)

	Three months ended September 30,
	2005	2004
	(unaudited)	(unaudited)
Revenues:
License	$24,943	$23,904
Customer support	46,646	40,792
Service	21,041	20,900

Total revenues	92,630	85,596
Cost of revenues:
License	2,388	2,154
Customer support	7,652	7,494
Service	18,604	16,654

Total cost of revenues	28,644	26,302

Gross profit	63,986	59,294
Operating expenses:
Research and development	16,550	14,683
Sales and marketing	26,113	25,497
General and administrative	10,437	11,858
Depreciation	2,509	2,399
Amortization of acquired intangible assets	6,853	5,429
Special charges	18,111	—

Total operating expenses	80,573	59,866

Loss from operations	(16,587)	(572)

Other expense	(524)	(933)
Interest income	70	302

Loss before income taxes	(17,041)	(1,203)
Recovery of income taxes	(4,370)	(325)

Loss before minority interest	(12,671)	(878)
Minority interest	197	108

Net loss for the year	$(12,868)	$(986)

Net loss per share—basic	$(0.27)	$(0.02)

Net loss per share—diluted *	$(0.27)	$(0.02)

Weighted average number of Common Shares outstanding
Basic	48,439	51,106

Diluted *	48,439	51,106

* As there is a net loss for the periods ended September 30, 2005 and 2004 the diluted loss per share has been calculated using the basic weighted average number of shares, as all potentially dilutive shares are anti-dilutive

The diluted weighted average number of shares outstanding as at September 30, 2005 is 49,515.

The diluted weighted average number of shares outstanding as at September 30, 2004 is 53,987.

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except per share data)

	As of September 30 2005	As of June 30 2005
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$66,767	$79,898
Accounts receivable—net of allowance for doubtful accounts of $3,346 as of September 30, 2005 and $3,125 as of June 30, 2005	73,551	81,936
Income taxes recoverable	11,496	11,350
Prepaid expenses and other current assets	10,526	8,438
Deferred tax assets	16,302	10,275

Total current assets	178,642	191,897

Capital assets	39,019	36,070

Goodwill	244,169	243,091

Deferred tax assets	34,998	36,499
Acquired intangible assets	121,108	127,981
Other assets	3,841	5,398

	$621,777	$640,936

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$75,980	$80,468
Deferred revenues	68,345	75,227
Deferred tax liabilities	10,221	10,128

Total current liabilities	154,546	165,823

Long-term liabilities:
Accrued liabilities	26,748	25,579
Deferred revenues	10	103
Deferred tax liabilities	26,442	29,245

Total long-term liabilities	53,200	54,927

Minority interest	4,245	4,431

Shareholders' equity:
Share capital
48,459,865 and 48,136,932 Common Shares issued and outstanding at September 30, 2005, and June 30, 2005, respectively	410,670	406,580
Commitment to issue shares	—	813
Additional paid in capital	23,800	22,341
Accumulated comprehensive income:
Cumulative translation adjustment	20,822	18,659
Minimum pension liability	(535)	(535)
Accumulated deficit	(44,971)	(32,103)

Total shareholders' equity	409,786	415,755

	$621,777	$640,936

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands of U.S. dollars)

	Three months ended September 30,
	2005	2004
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss) for the period	(12,868)	($986)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,362	7,828
Share-based compensation expense	1,413	—
Undistributed earnings related to minority interest	197	108
Deferred taxes	(5,358)	—
Impairment of capital assets	2,054	—
Changes in operating assets and liabilities, net of assets acquired in business acquisitions:
Accounts receivable	9,161	18,735
Prepaid expenses and other current assets	(1,977)	(1,861)
Income taxes	(1,617)	(2,446)
Accounts payable and accrued liabilities	4,965	(10,213)
Deferred revenue	(6,146)	(6,049)
Other assets	1,138	—

Net cash provided by operating activities	324	5,116
Cash flows from investing activities:
Acquisition of capital assets	(5,937)	(3,394)
Purchase of Vista, net of cash acquired	—	(23,690)
Purchase of Artesia, net of cash acquired	—	(5,057)
Additional purchase consideration for prior period acquisitions	(3,228)	(1,326)
Purchase of Gauss Interprise AG, net of cash acquired	(85)	—
Purchase of IXOS, net of cash acquired	(3,107)	(1,421)
Acquisition related costs	(999)	(3,763)

Net cash used in investing activities	(13,356)	(38,651)
Cash flows from financing activities:
Payments of obligations under capital leases	—	(48)
Proceeds from issuance of Common Shares	243	368
Proceeds from exercise of Warrants	—	725
Repurchase of Common Shares	—	(11,034)
Repayment of short-term bank loan	—	(2,189)

Net cash provided by (used in) financing activities	243	(12,178)
Foreign exchange gain (loss) on cash held in foreign currencies	(342)	179
Increase (decrease) in cash and cash equivalents during the period	(13,131)	(45,534)
Cash and cash equivalents at beginning of period	79,898	156,987

Cash and cash equivalents at end of period	$66,767	$111,453